Exhibit 99.2

NYSE REGULATION

Janice  O'Neill
Senior Vice President
Corporate Compliance

Via E-mail and Mail

August 3, 2012

Mr. Robert Davis
Chief Executive Officer, Chief Operating Officer and Chief Financial Officer
ATC Venture Group, Inc.
5929 Baker Road, Suite 400
Minnetonka, MN  55345

Dear Mr. Davis:

Based  upon a review  of publicly  available  information,  specifically  the Form  10-Q for  the quarter ended  December   31,  201 1   and  March   31,  2012,  ATC  Venture  Group   Inc.'s   ("ATC"  or  the "Company") has resolved the continued  listing deficiency  with  respect to Section  l003(a)(ii) of the NYSE MKT ("NYSE MKT" or the "Exchange") Company Guide (the "Company  Guide")'  referenced in the Exchange's letter dated April 27, 2012.

This conclusion is based upon a review of available information and may be re-evaluated if there are subsequent changes in NYSE MKT rules.

Our review also indicates that the Company is close to falling below compliance with the minimum continued listing standards in Section 1003(a)(iii). Accordingly, this letter also serves as an early warning of the Cotnpany's potential noncompliance with the minimum $6 million stockholders' equity requirement. At this time, no action is required by the Company with respect to this matter.

However, as a result of the decline in the Company's share price, Exchange Staff notes that the Company is no longer in compliance with Section 1003(b)(i)(C) of the Company Guide in that the aggregate market value of shares publicly held was less than $1,000,000 for 90 consecutive days, as of August 2, 2012. The Company has therefore again become subject to the procedures and requirements of Section 1009 of the Company Guide.

In order to maintain  its Exchange  listing, the Company  must submit a plan to the Exchange no later than September 3, 2012 addressing how it intends to regain compliance  with Section 1003(b)(i)(C)  by November 5, 2012 (the "Plan").

The Plan should include specific milestones and details related to any strategic initiatives the Company plans to complete to regain compliance. The Corporate Compliance Department management will evaluate the Plan, including any supporting documentation, and make a determination as to whether the Company has made a reasonable demonstration of an ability to regain

1 The Company Guide may be accessed at www.usequitiesnyx.com/regulation.

T + 1 21 2 656 2407
11 Wall Stree t, New York,  N Y 10005   joneilllclnyx.com

compliance with the continued listing standards within the specified timeframe, in which case the Plan will be accepted. If the Plan is accepted, the Company may be able to continue its listing during the plan period, during which time it will be subject to periodic reviews to determine whether it is making progress consistent with the Plan. 2

Please be advised that, if the Company does not submit a Plan, or if the Plan is not accepted, it will be subject to delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in cmnpliance with the continued listing standards of the Company Guide within the appropriate time periods, or if the Company does not make progress consistent with the Plan during the Plan Period, the Exchange Staff will initiate delisting proceedings as appropriate. The Company may appeal a Staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

As a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide. Accordingly, the Company must contact Victoria Paper at (212) 656-2701 by August 9, 2012 to confirm receipt ofthis letter, discuss any new developments of which the  Exchange  staff  may  be unaware,  and  indicate  whether  or  not  it  intends  to  submit  a  plan  of compliance as discussed below.

This  letter  constitutes  notice  of  a  failure  to  satisfy  certain  of  the  Exchange's  continued   listing standards.   The Company is therefore required to file a current report on Form 8-K pursuant to Item 3.01 of that Form within the requisite time periods.   The Company  must also issue a press release, pursuant to Section 402 of the Company Guide, disclosing the receipt of this letter and the fact that it is  not  in compliance  with the  specified  provisions  of the Exchange's continued  listing  standards.3

Please note, however, that satisfying these disclosure requirements does not relieve the Company of its obligation to assess the materiality of this letter on an ongoing basis under the federal securities  laws nor does it provide  a safe  harbor under  the federal  securities  laws or otherwise.    Accordingly,  the Company should consult with counsel regarding disclosure and other obligations mandated by law.

As  an additional  consequence  of  falling  below continued  listing standards,  please  be advised  that within five days of the date of this letter, the Company again will be included in a list of issuers that are not in compliance with the Exchange's continued listing standards.   This  list is posted daily on www.usequitiesnyx.com/regulation and includes the specific listing standard(s) with which a company does not comply.  Fut1hennore, the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Association's Consolidated Tape System ("CTS")  and Consolidated Quote Systems ("CQS")   I-ligh Speed  Tapes  to  identity  companies   that  are  noncompliant  with  the  Exchange's continued  listing  standards  and/or  are delinquent  with  respect  to a required  federal  securities  law periodic  filing.    Therefore,  the  Company  will  bec01ne subject  to  the  indicator  .BC  to  denote  its

2  Please be advised that if the Exchange accepts the Company 's P1an, the Company  must issue a press release disclosing the fact that is has fallen below the continued  listing standards of the Exchange and that its listing is being continued pursuant to an extension.   The press release must be issued within five (5) business days from notification that the plan has been accepted.
3  While the Exchange  does not endorse any particular  format or provide a sample press release related  to this disclos·ure, you may wish to consider language that discloses that: on (DATE) the Company received notice from the Exchange Staff indicating  that the Company  is below certain of the Exchange's  continued listing standards due to as set forth in Section(s)  of the Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by (DATE) that demonstrates the Company's ability to regain compliance  with Section(s)of the Company Guide by. If the Company does not  submit  a plan or if the  plan is not accepted  by the  Exchange,  the Company  will  be subject  to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.  This notice should bee-mailed to the Market Watch Department at NYXalert@nyx.com and Victoria Paper at vpaper@nyx.com.

noncompliance.  The indicator will not change the Company's  trading symbol itself, but will be disseminated  as  an  extension  of  the  Company's  symbol  on  the  CTS  and  CQS  whenever  the Company's trading symbol is transmitted with a quotation or trade.  Both the website posting and indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

This letter and any response may constitute non-public information in accordance with federal securities laws, and you may wish to consult with your legal counsel about the Company's obligations in this regard. The only designated representatives at the Exchange with which this matter should be discussed are staff members of the Corporate Compliance and Market Watch Departments. Further, as I am sure you are aware, pursuant to Section 910 of the Company Guide, Designated Market Makers must be treated as members of the public, and accordingly, no non-public information should be discussed with or otherwise disclosed to the Company's specialist.

The Exchange remains hopeful that the Company will be able to maintain its listing.   If you are in need of any assistance in this matter, please do not hesitate to contact Victoria Paper at (212) 656-
2701.

Sincerely,

Enclosure (Compliance Plan Format)

4 Please note that companies that become delinquent with respect to a required federal securities law periodic filing will become subject to the website posting and indicator .LF.

Suggested Format for Plan Responses

(For Infonnational  Purposes Only)

1.  Corporate Background  Information

2.   Facts and circun1stances that led to the Company falling out of compliance with the continued listing standards

3.   Current condition of the Company

4.   A strategic outline including goals an initiatives which the Cotnpany has a reasonable expectation of con1pleting. Such goals and initiatives should be summarized by quarter, and should detnonstrate the 1na1u1er in which the Company anticipates retu1ning to compliance with the standards. The Plan could include one or 1nore of the following:

(i)  New equity raising activities

(ii) Debt!capitalization restructuring

(iii) Merger/acquisition/disposition activity (iv)Pre-tax, net inco1ne, EBITDA, etc goals (v) Gross margin and/or operating

(vi) Quarterly income statement, cash flow and balance sheet projections assuming successful completion of the Company's intended goals and initiatives

5.   Should certain critical acco1nplislnnents not be Inet in any one quarter, the Cotnpany may be subject to suspension and delisting.  With that in mind, the plan could also include strategic alternatives or contingencies assu1ning that a critical goal was not met.

6.   The Plan could also include documentation evidencing the feasibility of the Plan being completed.  Tlus docu1nentation n1ay include:

(i) Board of Director resolutions authorizing management to commence, 1nove forward or cmnplete a given action

(ii) Correspondence from the Cotnpany's investlnent advisors/bankers/potential investors/accountants/attorney's regarding a planned capital raising activities, merger/acquisition/disposition transaction, etc.

(iii) Pending SEC filings such as S-4's, Proxy vote, etc